UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 10, 2005

                             INTERLINE BRANDS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          DELAWARE                        001-32380                03-0542659
-------------------------------    ------------------------  ------------------
(State or other jurisdiction of    (Commission File Number)      (IRS Employer
         incorporation)                                      Identification No.)

801 W. BAY STREET, JACKSONVILLE, FLORIDA                             32204
----------------------------------------                           ---------
(Address of principal executive offices)                           (Zip Code)

         Registrant's telephone number, including area code:  (904) 421-1400
                                                             ----------------

                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.        OTHER EVENTS

                  On January 5, 2005, the representatives of the underwriters in the Company's initial public offering exercised their overallotment option to acquire an additional 167,000 shares of common stock from the Company. As a result, the underwriters' overallotment option for the Company's initial public offering, consisting of 1,708,000 shares from certain selling stockholders and 167,000 shares from the Company, has now been exercised in full. On January 10, 2005, the Company completed the sale of the 167,000 shares of Common Stock to the underwriters for approximately $2,332,800.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            INTERLINE BRANDS, INC.



                                            By: /s/ Laurence W. Howard
                                                -------------------------------
                                                Name:   Laurence W. Howard
                                                Title:  Vice President, General
                                                        Counsel and Secretary




Date:  January 10, 2005